united states

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2017

Astoria Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11967	11-3170868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

ONE ASTORIA BANK PLAZA, LAKE SUCCESS, NEW YORK 11042-1085

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 327-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 5, 2017, Astoria Financial Corporation (the “Company”) issued a press release announcing that it has priced an underwritten public offering of $200 million aggregate principal amount of 3.500% Senior Notes due 2020 (the “Offering”), through a syndicate led by Sandler O’Neill & Partners, L.P. The Company expects to use the net proceeds from the Offering to repay its 5.000% Senior Notes due June 19, 2017 and for general corporate purposes. As of March 31, 2017, there was $250 million outstanding under the 5.000% Senior Notes due 2017, which will mature on June 19, 2017. To the extent the proceeds of the Offering are not sufficient to repay the 5.000% Senior Notes due 2017, the Company intends to fund the difference through cash on hand at the time of repayment. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there by any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. The Company is conducting the Offering pursuant to an effective Registration Statement on Form S-3 (File No. 333-204555) under the Securities Act of 1933, as amended, filed with the Securities Exchange Commission (the “SEC”) on May 29, 2015 (the “Registration Statement”). The Offering is being made solely by means of a prospectus supplement and accompanying base prospectus included in the Registration Statement. Prospective investors should read the base prospectus, the preliminary prospectus supplement and the other documents that the Company has filed with the SEC for more complete information about the Company and the Offering. Investors may obtain these documents without charge by visiting the SEC website at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement and the base prospectus relating to the Offering, as well as the final prospectus supplement, when available, may be obtained from Sandler O’Neill & Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, NY 10020, (866) 805-4128.

Item 9.01.	Other Events.

(d)	Exhibits.

Exhibit 99.1	Press Release dated June 5, 2017

signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTORIA FINANCIAL CORPORATION

	By:	/s/ Theodore S. Ayvas
Theodore S. Ayvas
Vice President and Director of Investor Relations

Dated: June 5, 2017